Exhibit 10.1

EXECUTION VERSION

SECURITIES SUBSCRIPTION AGREEMENT

This Securities Subscription Agreement (this “Agreement”) dated as of December 28, 2011, is by and among Marshall Edwards, Inc., a Delaware corporation (the “Company”), and Novogen Limited (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to subscribe to and purchase from the Company, shares of the Company’s common stock, par value $0.00000002 per share (the “Common Stock”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE 1 - PURCHASE AND SALE

1.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell, and the Purchaser agrees to purchase from the Company, one million nine-hundred forty-one thousand seven-hundred forty-seven (1,941,747) shares (the “Shares”) of Common Stock on the Closing Date (as herein defined) at a purchase price of $1.03 per Share, which was the consolidated closing bid price of the Company’s common stock on December 28, 2011 as quoted by the Nasdaq Stock Market’s Market Intelligence Desk.

(b) The closing (the “Closing”) of the transactions contemplated by this Agreement shall occur at the offices of Morgan, Lewis & Bockius, LLP, New York, New York, or such other location as the parties shall mutually agree; provided, however, that the parties may agree to close by facsimile with originally executed copies of the Agreement to follow by overnight courier.

(c) The “Closing Date” means the date that is the third Trading Day (as defined herein) after the date hereof. For purposes of this Agreement, “Trading Day” means a day on which the Company’s common stock is trading on the Nasdaq Capital Market.

1.2 Deliveries.

(a) On the date hereof, the Purchaser shall deliver or cause to be delivered to the Company the Accredited Investor Questionnaire attached hereto as Exhibit A, completed and executed by the Purchaser.

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the sum of two million dollars ($2,000,000) (the “Purchase Price”) payable to the Company by wire transfer of immediately available funds to the bank account designated by the Company on Schedule 1 hereto.

(c) On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a statement of account from Computershare Inc., the Company’s transfer agent (the “Transfer Agent”) confirming that the Shares purchased by the Purchaser pursuant to this Agreement are held in book entry form by the Transfer Agent in the name of the Purchaser;

(ii) a legal opinion of counsel for the Company, substantially in the form attached as Exhibit B hereto; and

(iii) a certificate of an officer of the Company confirming the satisfaction of the conditions contained in Section 1.3(b)(i).

1.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing with the Purchaser are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date (as if made on the Closing Date, except to the extent that a representation or warranty specifically references an earlier date) of the representations and warranties by the Purchaser contained herein; and

(ii) the delivery by the Purchaser to the Company of the items set forth in Sections 1.2(a) and 1.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date (as if made on the Closing Date, except to the extent that a representation or warranty specifically references an earlier date) of the representations and warranties of the Company contained herein;

(ii) the delivery by the Company to the Purchaser of the items set forth in Section 1.2(c) of this Agreement; and

(iii) there shall have been no Material Adverse Effect (as defined below) with respect to the Company since the date hereof.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties by the Company.

(a) The Company hereby represents and warrants to the Purchaser as follows:

(i) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on its business, financial condition or properties (a “Material Adverse Effect”), and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(ii) Authorization; Enforcement. The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, applicable securities laws or regulations, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies or by other equitable principles of general application from time to time in effect.

(iii) Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

(iv) Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby, nor is the Company aware of any basis for any of the forgoing. The Company is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(v) No Conflicts. The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s certificate of incorporation or bylaws, or (ii) breach or result in a default under, result in the creation of any Lien (“Lien” under this Agreement means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction) upon any of the properties or assets of the Company or give to others any right of termination, amendment, acceleration or cancellation of any agreement, credit facility, debt or other instrument to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) violate any law, rule, regulation, order, judgment, injunction, or decree of any court or government authority to which the Company is subject (including federal and state securities laws and regulations, and the rules and regulations of the Nasdaq Capital Market (“Trading Market”), or by which any property or asset of the Company is bound or affected; except in the cases of each of clauses (ii) and (iii) such as could not have or reasonably be expected to result in a Material Adverse Effect.

(vi) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material). The foregoing materials filed through the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports.” As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The historical financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of the filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit statements.

(vii) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and other than the derivative liability incurred in connection with the transactions consummated pursuant to the Amended and Restated Securities Purchase Agreement (“May 2011 Private Placement Agreement”), dated as of May 16, 2011, between the Company and certain investors party thereto, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property (or its securities) to shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital shares and (v) the Company has not issued any equity securities or common stock equivalents to any Person (including to any officer, director or Affiliate), except pursuant to (A) existing Company share option plans, (B) the Securities Subscription Agreement, dated September 27, 2011, between the Company and Purchaser, (C) in connection with the transactions contemplated by the Supplemental Agreements, each dated September 28, 2011, by and between the Company and the parties to the May 2011 Private Placement Agreement and (D) Adjustment Shares as defined in and pursuant to the May 2011 Private Placement Agreement. The Company does not have pending before the SEC any request for confidential treatment of information. “Person” under this Agreement means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Affiliate” under this Agreement means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

(viii) Compliance. The Company is not in default under or in violation of, nor has it received notice of a claim that it is in default under or that it is in violation of, (i) its certificate of incorporation, articles of association or by-laws, (ii) any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (iii) any court, arbitrator or governmental body, or (iv) any statute, rule or regulation of any jurisdiction or regulatory body in which it is conducting its business, except in the case of (ii), (iii) or (iv) as could not reasonably be expected to have a Material Adverse Effect.

(ix) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated by this Agreement. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(x) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act.

(xi) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company and to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, except with respect to compensation payable in connection with the transactions contemplated hereby.

2.2 Representations and Warranties of the Purchaser.

(a) The Purchaser hereby represents and warrants to the Company as follows:

(i) Organization, Good Standing and Qualification. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Purchaser is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business or properties.

(ii) Authorization; Enforcement. The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon execution and delivery, this Agreement will constitute a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, applicable securities laws or regulations, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor’s rights and remedies or by other equitable principles of general application from time to time in effect.

(iii) Own Account. The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of the Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(iv) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(v) General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(vi) Legal Proceedings and Orders. There is no action, suit, proceeding or investigation pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby, nor is the Purchaser aware of any basis for any of the foregoing. The Purchaser is neither a party nor subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would affect the ability of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(vii) Residency. The Purchaser has its principal executive office in the jurisdiction set forth immediately below the Purchaser’s name on the signature page hereto.

(viii) No Violation. The Purchaser further represents and warrants to, and covenants with, the Company that the making and performance of this Agreement by the

Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser.

ARTICLE 3 – OTHER AGREEMENTS OF THE PARTIES

3.1 Transfer Restrictions.

(a) The Shares may only be disposed of in compliance with U.S. state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1, of a legend on any of the Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

(c) The Company agrees that it shall remove the restrictive legend set forth in Section 3.1(b) from certificates representing the Shares (i) following any sale of such Shares pursuant to a registration statement covering the resale of such security that is effective under the Securities Act, or (ii) following any sale of such Shares pursuant to Rule 144 or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), provided that the Purchaser shall have delivered to the Company and its transfer agent a certification of the foregoing and such other documentation as such entities may reasonably require.

3.2 Furnishing of Information. As long as the Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Purchaser owns Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 until such time as non-Affiliates of the Company are able to sell in accordance with Rule 144.

3.3 Securities Laws Disclosure; Publicity. The Company shall, on or before the fourth Trading Day following the date hereof, issue a Current Report on Form 8-K (the “8-K Filing”) disclosing the material terms of the transactions contemplated hereby, and shall attach such documents thereto as are required to be filed therewith. The Purchaser shall consult with the Company in issuing any press release with respect to the transactions contemplated hereby.

3.4 Investment Company Act. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

ARTICLE 4 – MISCELLANEOUS

4.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, return receipt requested) or by reputable overnight courier, fee prepaid to the parties at the following addresses or facsimile numbers:

If to the Company:

Marshall Edwards, Inc.

11975 El Camino Real, Suite 101

San Diego, California 92130

Facsimile: (858) 792-5406

Attention: Secretary

with copies to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178-0060

Facsimile: (212) 309-6001

Attention: Steven A. Navarro, Esq.

If to the Purchaser:

Novogen Limited

140 Wicks Road

North Ryde NSW 2113

Australia

Facsimile: + 61 2 9878 8474

Attention: Mark Hinze

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 4.1 be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 4.1 be deemed given upon receipt, (y) if delivered by mail in the manner described above to the address as provided in this Section 4.1, be deemed given upon receipt and (z) if delivered by reputable overnight courier to the address as provided in this Section 4.1, be deemed given upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

4.2 Binding Effect. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and the Purchaser; provided, however, that the Purchaser may not assign any rights or obligations under this Agreement.

4.3 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.4 Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable by a court or other tribunal of competent jurisdiction, such invalidity or unenforceability shall not be construed as rendering any other provision contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

4.5 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6 Amendments. This Agreement or any provision hereof may be changed, waived, or terminated only by a statement in writing signed by the party against whom such change, waiver or termination is sought to be enforced.

4.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, oral or written, of the parties with respect thereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Name:	Daniel P. Gold
Title:	President and Chief Executive Officer

PURCHASER:

NOVOGEN LIMITED

By:	/s/ William D. Rueckert
Name:	William D. Rueckert
Title:	Chairman

Address : 140 Wicks Road
Novogen Limited
140 Wicks Road
North Ryde NSW 2113
Australia
Facsimile: + 61 2 9878 8474

Schedule 1

Wire Instructions for Company

Primary Bank:	JPMorgan Chase Bank
Swift#:	CHASUS33
ABA#	021000021
Account Name:	Marshall Edwards, Inc.
Account Number:	821-5010735-65

Exhibit A

MARSHALL EDWARDS, INC.

ACCREDITED INVESTOR QUESTIONNAIRE

In connection with the proposed purchase by the undersigned of shares of common stock of Marshall Edwards, Inc., the undersigned hereby certifies that it is an “accredited investor” (an “Accredited Investor”) as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Act”), with which definition the undersigned is familiar. The undersigned has checked all of the following definitions of an Accredited Investor which apply to it:

☐ (i) A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000, excluding the value of such person’s primary residence.

☐ (ii) A natural person who had an individual income in excess of $200,000 in each of 2009 and 2010 or joint income with that person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in 2011.

☐ (iii) A natural person who is a director or executive officer of the Company.

☐ (iv) An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

☐ (v) A “Private Business Development Company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐ (vi) A “Bank” as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

☐ (vii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐ (viii) An “Insurance Company” as defined in Section 2(a)(13) of the Act.

☐ (ix) An investment company registered under the Investment Company Act of 1940, as amended, or a “Business Development Company” as defined in Section 2(a)(48) of such act.

☐ (x) A “Small Business Investment Company” licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ (xi) A plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐ (xii) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if (1) the investment decision is made by a “Plan Fiduciary” as defined in Section 3(21) of such act (such as a bank, savings and loan association, insurance company or registered investment advisor), (2) such plan has total assets in excess of $5,000,000 or (3) a self-directed plan, with investment decisions made solely by persons that are Accredited Investors.

☐ (xiii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the Act.

☐ (xiv) Any entity in which all of the equity owners are Accredited Investors.

Novogen Limited
Name of Investor

Signature of investor or authorized signatory

Name of authorized signatory, if applicable

Title of authorized signatory, if applicable

Date

Exhibit B

Form of Opinion of Counsel to the Company

[Date]

Novogen Limited

140 Wicks Road

North Ryde NSW 2113

Australia

Ladies and Gentlemen:

We have acted as counsel for Marshall Edwards, Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company of 1,941,747 shares of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), pursuant to that certain Securities Subscription Agreement (the “Agreement”), dated as of December 28, 2011, between the Company and Novogen Limited (the “Purchaser”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. This opinion is being delivered to you pursuant to Section 1.2(c) of the Agreement.

In connection with the opinions expressed below, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”), (ii) the Amended and Restated By-laws of the Company (the “Bylaws”), (iii) the Agreement and (iv) such other documents and records as we have deemed appropriate for the purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Agreement constitutes a valid and binding obligation of each party thereto other than the Company.

As to any facts that are material to the opinions hereinafter expressed that we did not independently establish or verify, we have relied without investigation upon the representations of the Company contained in the Agreement and upon certificates of officers of the Company.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company in the subject transaction, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Agreement and related documents that gives us actual knowledge of the inaccuracy of such statement or opinion. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.

Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that

1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of California.

2. The Company has the requisite corporate power and authority to execute, deliver and perform all of its obligations under the Agreement, including the issuance of the Shares in accordance with the terms thereof. The execution and delivery of the Agreement by the Company and the performance of its obligations thereunder, including the issuance of the Shares, have been duly authorized by the Company’s Board of Directors, and no further consent or authorization of the Company, its Board of Directors or its stockholders is required therefor. The Agreement has been duly executed and delivered by the Company. The Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The execution and delivery by the Company of the Agreement and the Company’s performance of its obligations thereunder, including the issuance of the Shares, (a) do not and will not violate, conflict with or constitute a default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a default) under, give rise to any right of termination, cancellation or acceleration under, (i) the Certificate of Incorporation or Bylaws of the Company; (ii) any agreement, note, lease, mortgage, deed or other instrument to which the Company is a party that has been publicly filed as an exhibit to the Company’s reports heretofore filed with the Securities and Exchange Commission (the “Publicly Filed Documents”); or (iii) any law of the State of New York, the General Corporation Law of the State of Delaware and any federal law of the United States of America.

4. When issued, sold and paid for in accordance with the terms of the Agreement, the Shares will be duly authorized and validly issued, fully paid and nonassessable and free of any preemptive or similar rights contained in the Company’s Certificate of Incorporation or Bylaws or any agreements or other instruments to which the Company is a party that are Publicly Filed Documents.

5. Assuming the accuracy of the representations and warranties of the Purchaser in the Agreement, the offer and sale of the Shares in accordance with the Agreement constitutes a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

Our opinions expressed above are subject to the following additional limitations, exceptions, qualifications and assumptions:

A. The opinions expressed in this letter are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and to general principles of equity.

B. For purposes of the opinions expressed in this letter, we have considered only such laws and regulations that in our experience are typically applicable to transactions of the nature contemplated by the Transaction Documents.

C. For purposes of our opinions in paragraph 1 above, we have relied solely upon good standing or similar certificates issued by appropriate authorities in the subject jurisdictions.

D. The opinions expressed in this letter are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, we express no opinion on any matter covered by laws, rules or regulations applicable to patents, copyrights, trademarks and other proprietary rights and licenses.

E. We express no opinion as to:

1. The enforceability of waivers in the Agreement that may relate to matters that cannot, as a matter of law, be effectively waived.

2. The enforceability of any provision of the Agreement providing for modification thereof only by means of an agreement in writing signed by the parties thereto.

3. The compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the offer, issuance or sale of securities, including, without limitation, the accuracy and completeness of the information provided by the Company to the Purchaser in connection with the offer and sale of the Shares.

This opinion letter is effective only as of the date hereof. We do not assume responsibility for updating this opinion letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

This opinion letter is furnished by us solely for the benefit of the Purchaser in connection with the transactions contemplated by the Agreement and may not be relied upon by the Purchaser for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This opinion letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,